Exhibit 10.37

EXECUTION VERSION

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of October 8, 2010 (this "Agreement"), by and between Vitacost.com, Inc., a Delaware corporation (together with any successor entity thereto, the "Company"), on the one hand, and Great Hill Investors, LLC, a Massachusetts limited liability company, Great Hill Equity Partners III, L.P., a Delaware limited partnership, and Great Hill Equity Partners IV, L.P., a Delaware limited partnership (collectively, "Great Hill"), on the other hand. The Company and Great Hill are sometimes referred to herein as a "Party" and collectively as the "Parties."

WITNESSETH:

WHEREAS, Great Hill beneficially owns in the aggregate 5,419,697 shares of the common stock, par value $0.00001 per share, of the Company (the "Common Stock");

WHEREAS, Great Hill conducted a solicitation of written consents from the Company's stockholders (the "Consent Solicitation") pursuant to which the Company's stockholders (i) amended the Company's Amended and Restated Bylaws (the "Bylaws") to allow stockholders to fill vacancies on the Company's Board of Directors (the "Board"), (ii) removed, without cause, Eran Ezra, Stewart L. Gitler, David N. Ilfeld, M.D. and Lawrence a Pabst, M.D. as directors of the Company, and (iii) elected Christopher S. Gaffney, Mark A. Jung, Michael A. Kumin and Jeffrey M. Stibel to the Board;

WHEREAS, in connection with the Consent Solicitation, Great Hill disclosed to the Company's stockholders that if Great Hill was successful in the Consent Solicitation, it would make certain commitments to the Company and its stockholders, and abide by certain restrictions, and, in furtherance thereof, Great Hill now desires to agree with the Company as to such commitments and restrictions and to certain additional restrictions as provided herein, in each case, with respect to its ownership of Common Stock and its relationship with the Company; and

WHEREAS, concurrently with the execution of this Agreement, the Parties are entering in a Registration Rights Agreement with respect to the demand and incidental registration of the public offer and sale under the Securities Act (as defined below) of the shares of Common Stock now owned or which may hereafter be acquired by Great Hill ("Registration Rights Agreement"), subject to the terms and conditions thereof.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1        Definitions. The following terms, as used in this Agreement, have the following meanings:

"Agreement" has the meaning set forth in the preamble.

"Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act

"beneficial owner" or "beneficially own" and words of similar import have the meaning given such term in Rule 13d-3 under the Exchange Act.

"Board" has the meaning set forth in the recitals.

"Business Day" means any day that is not a Saturday, Sunday or a day on which banks located in New York, New York are authorized or obligated by applicable law or executive order to close or are otherwise generally closed.

"Bylaws" has the meaning set forth in the recitals.

"Common Stock" has the meaning set forth in the recitals.

"Company" has the meaning set forth in the preamble.

"Control" (including the terms "Controlling", "Controlled", "Controlled by", and "under common control with") or words of similar import have the meaning given such term in Rule 12b-2 under the Exchange Act.

"Controlled Affiliate" means, with respect to any Person, any corporation, partnership, limited liability company, association, trust, or any other entity or organization (i) of which more than 50% of the total voting equity interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, general partners, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person, or (ii) with respect to which such Person owns or controls, directly or indirectly, the election of a majority of the board of directors, general partners, managers, trustees or similar governing body.

"Electronic Delivery" has the meaning set forth in Section 7.13.

"Excess Shares" has the meaning set forth in Section 3.1(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Great Hill" has the meaning set forth in the preamble.

"Great Hill Designees" and "Great Hill Designee" have the meanings set forth in Section 5.1(a).

"Majority Independent Board" means the Board, as composed of a majority of directors who are Non-Great Hill Directors and who are "independent" of the Company as contemplated by applicable SEC and stock exchange rules and regulations.

"Non-Great Hill Directors" and "Non-Great Hill Director" means a natural person or persons who are not directors, managers, officers, members, partners (other than limited partners), principals, employees or agents of Great Hill and/or any of its Controlled Affiliates.

"Non-Affiliate Holders" means all holders of the then-outstanding shares of Common Stock, other than Great Hill and/or any of its Controlled Affiliates and any other holder of Common Stock that is an Affiliate of the Company, as determined in good faith by the Company.

"Party" and "Parties" have the meanings set forth in the preamble.

"Person" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Private Sale" means any intended privately-negotiated sale, transfer, pledge or other disposition by Great Hill or any of its Controlled Affiliates, directly or indirectly, in one transaction or a series of related transactions, of shares of Common Stock that does not occur in an undisclosed principal transaction effected by one or more broker-dealers on or through a nationally recognized securities exchange or automated inter-dealer quotation system of a registered national securities association and irrespective of whether pursuant to any "demand registration" rights exercised by Great Hill under the Registration Rights Agreement.

"Proportional Voting Requirement" has the meaning set forth in Section 3.1(a).

"Registration Rights Agreement" has the meaning set forth in the recitals.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Special Committee" means a duly established committee of the Board composed solely of directors who are Non-Great Hill Directors and who are "independent" of the Company as contemplated by applicable SEC and stock exchange rules and regulations.

"Subject Shares" has the meaning set forth in Section 3.1(a).

"Tender Offer" means a bona fide public offer conducted in accordance with the provisions Regulation 14D and Regulation 14E under the Exchange Act by any Person or "group" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) to purchase or exchange for cash or other consideration any shares of Common Stock, which offer has not been affirmatively recommended by the Majority Independent Board in the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

"TO Expiration Date" has the meaning set forth in Section 3.2(a).

"Voting Standstill Period" means the period beginning on the date of this Agreement and ending on the seventh anniversary thereof.

ARTICLE II

REPRESENTATIONS OF THE PARTIES

Section 2.1        Representations of the Company. The Company hereby represents to Great Hill that: (a) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of each of the actions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not (i) conflict with, result in a breach or violation of, constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to, result in the loss of a material benefit or give any right of termination, amendment, acceleration or cancellation under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any law, any order of any court or other agency of government, the Company's certificate of incorporation, the Bylaws or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property or assets is subject, or (ii) trigger any "change of control" provisions in any agreement to which the Company is a party; and (c) no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit the Company to perform its obligations under this Agreement, except for such consents, approvals, authorizations, licenses, clearances, filings, registrations or notifications as have already been obtained or made.

Section 2.2        Representations of Great Hill. Great Hill represents and warrants to the Company that: (a) this Agreement has been duly authorized, executed and delivered by Great Hill and is a valid and binding obligation of Great Hill, enforceable against Great Hill in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of each of the actions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time or both could become a default) under or pursuant to any law, any order of any court or other agency of government, Great Hill's certificate of formation, certificate of partnership, operating or limited liability company agreement, or limited partnership agreement, as applicable, or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Great Hill is a party or bound or to which its property or assets is subject; and (c) no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit Great Hill to perform its obligations under this Agreement, except for such consents, approvals, authorizations, licenses, clearances, filings, registrations or notifications as have already been obtained or made.

ARTICLE III

VOTING AND TENDER OBLIGATION

Section 3.1        Voting by Great Hill.

(a)       Subject to Section 3.1(b), Section 3.1(c) and Section 3.3, during the Voting Standstill Period if, as of the record date for determining the stockholders of the Company entitled to vote at any annual or special meeting of stockholders of the Company (however noticed or called) or for determining the stockholders of the Company entitled to consent to any corporate action by written consent, Great Hill and/or any of its Controlled Affiliates beneficially owns shares of Common Stock (the "Subject Shares"), representing in the aggregate more than 30% of the then-outstanding shares of Common Stock (such number of Subject Shares as of such record date in excess of 30% of the then-outstanding shares of Common Stock being referred to as the "Excess Shares"), then at each such meeting or in each such action by written consent Great Hill shall vote or furnish a written consent in respect of the Excess Shares, or cause the Excess Shares to be voted or consented, in each case, in such manner that is in direct proportion to the manner in which all Non-Affiliate Holders vote or consent (including, for this purpose, any abstentions and "withhold" votes) in respect of each matter, resolution, action or proposal that is submitted to the stockholders of the Company (such manner of voting the Excess Shares being referred to as the "Proportional Voting Requirement"). With respect to any meeting of stockholders of the Company (however noticed or called) or any action by written consent of the stockholders of the Company, the number of Excess Shares will be determined by the Company promptly following the record date established for determining the stockholders of the Company entitled to vote at such meeting or entitled to consent to any corporate action by written consent, respectively. From time to time before the scheduled date for any such meeting, and from time to time during the pendency of any such action by written consent, the Company shall inform Great Hill of the voting tabulations (including, for this purpose, all votes "for" or "against" and all "abstentions" and "withhold" votes by the Non-Affiliate Holders) for such meeting or action by written consent (it being understood and agreed by the Parties that the Company shall request the proxy solicitation firm engaged by it, if any, in connection with such meeting or action by written consent to provide such tabulations directly to Great Hill from time to time) for the purpose of facilitating Great Hill's agreement to vote or consent the Excess Shares in accordance with the requirements of this Agreement; provided, however, that the failure of the Company to obtain or Great Hill to receive voting tabulations on a daily basis pursuant to this Section 3.1(a) shall not relieve Great Hill of its obligation to vote or consent the Excess Shares as provided in this Section 3.1(a). During the Voting Standstill Period, Great Hill shall not, and shall not permit any of its Controlled Affiliates to, take any action (or omit to take any action), or enter into any transaction, contract, agreement, arrangement, plan, commitment or understanding with any Person or "group" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act), to vote, consent to, give instructions with respect to, or grant a proxy or proxies, in any such case in any manner inconsistent with provisions of this Section 3.1(a) or of Section 3.1(c).

(b)       Notwithstanding anything to the contrary in Section 3.1(a), the Proportional Voting Requirement shall not apply to Great Hill, and Great Hill shall be permitted to vote or consent all shares of Common Stock that it beneficially owns, in connection with any public "solicitation" (as such term is used in the proxy rules of the SEC) of proxies or consents in opposition to, or in favor of the removal of, any of the Company's directors or nominees for director by any Person or "group" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) to the extent that such solicitation is commenced and conducted by a Person or "group" other than Great Hill and/or any of its Controlled Affiliates.

(c)       During the Voting Standstill Period, to the fullest extent permitted by law, Great Hill shall take and cause any and all lawful action to be taken, including, without limitation, voting or consenting, or causing the voting or consenting, of the Subject Shares so that the Board is composed of a majority of Non-Great Hill Directors.

Section 3.2        Tender Offer.

(a)       In connection with any Tender Offer, Great Hill shall not enter into any tender commitment, tender and voting support or other similar contract, arrangement, agreement or understanding with any Person in respect of the Excess Shares and, subject to Great Hill's receipt of the requisite information to determine the amount of Excess Shares to be tendered (or not tendered) pursuant to this Section 3.2, shall cause the Excess Shares to be tendered (or not tendered) immediately prior to the scheduled expiration date and time of any Tender Offer, taking into account any extension thereof as announced by any Person or "group" (as such terms is used in Section 13(d) and Section 14(d) of the Exchange Act) making such Tender Offer (the "TO Expiration Date"), in such manner that is in direct proportion to the manner in which all Non-Affiliate Holders tender (or do not tender) their shares of Common Stock, it being understood and agreed that in causing the Excess Shares to be tendered (or not tendered), Great Hill shall be entitled to rely on the most current information that it has received from the Company in accordance with its obligations in Section 3.2(b) as of the close of business on the Business Day preceding the TO Expiration Date.

(b)       From and after the tenth Business Day following the "commencement" (as such term is used in Rule 14d-2 under the Exchange Act) of any Tender Offer, during the pendency of such Tender Offer the Company shall keep Great Hill informed of the status of any Tender Offer (including the number and percentage of then-outstanding shares of Common Stock theretofore validly tendered, physically and by means of guaranteed delivery, and withdrawn, if any) for the purpose of allowing Great Hill to tender (or not tender) the Excess Shares in accordance with the requirements of this Agreement as promptly as practicable; provided, however, that the failure of the Company to provide Great Hill with tender and tender withdrawal updates on a daily basis shall not relieve Great Hill of its obligation to tender the Excess Shares as provided in this Section 3.2.

Section 3.3        Termination of Voting Standstill Period. Notwithstanding anything to the contrary in this Agreement, the Voting Standstill Period shall immediately be suspended in accordance with the last sentence of this Section 3.3 or terminated, as the case may be, and during such suspension period, or from and after such termination, respectively, there shall be no restriction on Great Hill's ability to vote or furnish a written consent in respect of any shares of Common Stock that it beneficially owns, following (a) any Person or "group" (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Great Hill or any of its Controlled Affiliates becoming the beneficial owner, directly or indirectly, of 15% or more of the outstanding shares of Common Stock at any time with the prior approval of the Majority Independent Board; (b) the public announcement by the Company that it has entered into a definitive agreement with the prior approval of the Majority Independent Board, providing for, in one transaction or a series of related transactions, (i) a merger, consolidation, recapitalization, acquisition, share issuance, restructuring or other business combination involving the Company or any of its subsidiaries, (ii) a recapitalization, restructuring, reorganization, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iii) the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets or properties (including the capital stock of subsidiaries) of the Company, other than, in each case described in clauses (i) through (iii) above, in connection with an internal restructuring transaction involving only the Company, one or more of its subsidiaries and/or any holding company formed for the purpose of such transaction wholly owned by Persons who were stockholders of the Company immediately prior to such transaction; or (c) any material breach of this Agreement by the Company as determined by a court of competent jurisdiction (as contemplated by Section 7.12). In the event that any of the events or transactions identified in clauses (a) or (b) are subsequently withdrawn, terminated or cease to exist, the Voting Standstill Period shall be reinstated and the terms of this Agreement, including the Proportional Voting Requirement, will again be applicable to Great Hill.

ARTICLE IV

AFFILIATE TRANSACTIONS

Section 4.1        Restrictions on Affiliate Transactions. For so long as Great Hill and/or any of its Controlled Affiliates beneficially owns any shares of Common Stock, the Company shall not, and Great Hill shall not, and Great Hill shall not permit any of its Controlled Affiliates to, cause the Company to, enter into any transaction, contract, arrangement, plan, commitment, agreement or understanding between the Company and Great Hill and/or any of its Controlled Affiliates, unless such transaction, contract, arrangement, plan, commitment, agreement or understanding has been approved in advance by the Majority Independent Board.

ARTICLE V

BOARD REPRESENTATION AND RELATED MATTERS

Section 5.1        Board Representation.

(a)       During the Voting Standstill Period and for so long as Great Hill and/or any of its Controlled Affiliates collectively beneficially own at least 15% of the outstanding Common Stock (as adjusted for any stock dividend, stock split, recapitalization or similar event in respect of the Common Stock), Great Hill shall have the right to nominate as directors of the Company two natural persons as the Nominating/Corporate Governance Committee of the Board (or any successor committee serving such function) reasonable determines to be acceptable in accordance with the Charter of the Nominating/Corporate Governance Committee and the Company's director qualification criteria applicable to all directors of the Company (the "Great Hill Designees," and each, a "Great Hill Designee"). In furtherance of the foregoing, during the Voting Standstill Period and for so long as Great Hill and/or its Controlled Affiliates collectively beneficially own at least 15% of the outstanding Common Stock (as adjusted for any stock dividend, stock split, recapitalization or similar event in respect of the Common Stock), to the fullest extent permitted by law, the Company hereby agrees to (i) include the Great Hill Designees as nominees to the Board on each slate of nominees for election to the Board that is proposed by the Majority Independent Board, (ii) recommend the election of the Great Hill Designees to the stockholders of the Company and (iii) without limiting the foregoing, support the Great Hill Designees for election to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees for election to the Board in the aggregate. The initial two Great Hill Designees are Christopher S. Gaffney and Michael A. Kumin. With respect to any Great Hill Designees other than Christopher S. Gaffney and Michael A. Kumin, in advance of any consideration of such Great Hill Designees by the Nominating/Corporate Governance Committee of the Board, Great Hill will provide the Company with completed directors' and officers' questionnaires in the form provided by the Company, which form shall be the same form applicable to all directors of the Company.

(b)       In the event that any Great Hill Designee serving as a director shall die, resign, be disqualified or be removed, so long as Great Hill is entitled to designate a Great Hill Designee pursuant to Section 5.1(a), the resulting vacancy on the Board shall be filled by a natural person nominated by Great Hill and reasonably determined by the Nominating/Corporate Governance Committee of the Board (or any successor committee serving such function) to be acceptable in accordance with the Nominating/Corporate Governance Committee Charter and the Company's director qualifications criteria applicable to all directors of the Company, subject to, in the case of any natural person other than Christopher S. Gaffney and Michael A. Kumin, Great Hill providing the Company with a completed directors' and officers' questionnaire in the form provided by the Company, which form shall be the same form applicable to all directors of the Company.

(c)       The Parties acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, at no time after either (i) the 30th day following the suspension of the Voting Standstill Period or the termination of the this Agreement, or (ii) Great Hill and/or its Controlled Affiliates collectively cease to beneficially own at least 15% of the outstanding Common Stock (as adjusted for any stock dividend, stock split, recapitalization or similar event in respect of the Common Stock), shall the Company have any obligation to (x) nominate any Great Hill Designee for election or re-election to the Board by the stockholders, or (y) fill any vacancy created by the death, resignation, disqualification or removal of any one or more of the Great Hill Designees with a successor Great Hill Designee.

Section 5.2        No Interference with Board Rights. The Company shall use its reasonable best efforts not to, directly or indirectly, propose or take any action to encourage any modification to the composition of the Board that, in the Company's reasonable judgment, would likely result in the elimination or significant diminishment of the rights of Great Hill specified in Section 5.1; provided that the foregoing will in no way limit the Company's right to increase the number of directors on the Board.

ARTICLE VI

SHARE TRANSFER

Section 6.1        Restriction on Transfer. Great Hill shall provide to the Company written advance notice at least three Business Days prior to effecting or consummating a Private Sale to (a) any Person pursuant to which such Person and/or any of such Person's Controlled Affiliates would become the beneficial owner of 20% or more of the outstanding Common Stock (as adjusted for any stock dividend, stock split, recapitalization or similar event in respect of the Common Stock), or (b) any Person who has publicly announced (including, without limitation, by means of any disclosed reservation of the right to take in the future any action of the types enumerated in clauses (a) through (j) of Item 4 of Schedule 13D under the Exchange Act) an intention to (i) influence or seek control of the Company or the Board, or (ii) conduct a "solicitation" (as such term is used in the proxy rules of the SEC) to (x) remove and/or elect directors of the Company (including, for this purpose, any nomination sought to be effected in accordance with Rule 14a-11 under the Exchange Act), (y) amend or modify the Company's certificate of incorporation or Bylaws (as the same may be amended), or (z) submit for inclusion in any Company proxy materials any stockholder proposal relating to director nominations or any other business relating to control or influencing control of the Company or the Board pursuant to Rule 14a-8 under the Exchange Act. Such notice shall, to the extent available, include the identity of the proposed transferee, the proposed price per share, a summary of the material terms of the intended sale, transfer, pledge or disposition, and a summary of any other transactions, contracts, agreements, arrangements or understandings between Great Hill or any of its Controlled Affiliates and the proposed transferee with respect to the Company or the Common Stock (whether held by Great Hill or any of its Controlled Affiliates or the proposed transferee).

ARTICLE VII

MISCELLANEOUS

Section 7.1        Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including fax or similar writing) and shall be given to:

If to the Company:

Vitacost.com, Inc.
5400 Broken Sound Blvd. NW, Suite 500
Boca Raton, FL 33487-3521
Attn:     Mary Marbach, General Counsel & Secretary
Phone:  (561) 982-4180
Fax:      (561) 443-7721

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Attn:     Clifford E. Neimeth
Phone:  (212) 801-9200
Fax:      (212) 801-6500

If to Great Hill:

Great Hill Partners, LLC
One Liberty Square
Boston, MA 02109
Attn:     Michael A. Kumin
Phone:  (617) 790-9435
Fax:      (617) 790-9401

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attn:      Howard L. Ellin
Richard J. Grossman
Phone:   (212) 735-3000
Fax:       (212) 735-2000

or such other address or fax number as such Party may hereafter specify for the purpose of giving such notice to the Party. Each such notice, request or other communication shall be deemed to have been received (a) if given by fax, when such fax is transmitted to the fax number specified pursuant to this Section 7.1 and appropriate confirmation of receipt is received, or (b) if given by any other means, when delivered in person or by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested).

Section 7.2        No Waivers; Amendments.

(a)       No failure or delay on the part of any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)       Neither this Agreement nor any term or provision hereof may be amended or waived in any manner other than by instrument in writing signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the enforcement of such waiver is sought.

Section 7.3        Controlled Affiliates of Great Hill. Great Hill agrees that it will use its reasonable best efforts to cause its Controlled Affiliates, current and future, to comply with the terms of this Agreement.

Section 7.4        Disposition of the Common Stock. Except as set forth Section 6.1 and Section 7.6, (i) nothing in this Agreement shall prevent Great Hill or any of its Controlled Affiliates from selling, transferring, pledging or otherwise disposing of any shares of Common Stock that it owns and (ii) the terms and restrictions of this Agreement shall not apply or be in any way applicable to any non-Affiliated purchasers of any of the shares of Common Stock owned (now or in the future) by Great Hill or any of its Controlled Affiliates.

Section 7.5        Further Assurances. From time to time, as and when requested by any Party, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other lawful actions as such requesting Party may reasonably deem necessary or desirable to evidence and effectuate the terms and provisions of this Agreement.

Section 7.6        Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Neither of the Parties may assign any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party; provided, however, that Great Hill may assign this Agreement to any of its Controlled Affiliates without the Company's prior consent as long as such Controlled Affiliate has agreed to be bound by the terms and conditions of this Agreement in a manner reasonably acceptable to the Company.

Section 7.7        Expenses. Within two business days following the receipt of appropriate supporting documentation from Great Hill, the Company shall reimburse Great Hill for its reasonable and documented out-of-pocket expenses incurred in connection with the Consent Solicitation, not to exceed $700,000. All other expenses shall be borne by the Party incurring such expenses.

Section 7.8        Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

Section 7.9        Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder will be enforceable to the fullest extent permitted by applicable law.

Section 7.10      Specific Performance. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the terms and provisions contemplated hereby, will cause irreparable injury to the other Party, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party's obligations, to prevent breaches of this Agreement by such Party and to the granting by any court of the remedy of specific performance of such Party's obligations hereunder, without bond or other security being required, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any Party.

Section 7.11      Delaware Law. The enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Parties shall be governed by the internal procedural and substantive laws of the State of Delaware without regard to conflicts of laws principles thereof.

Section 7.12      Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)       To the fullest extent permitted by law, each of the Parties unconditionally and irrevocably agrees to submit to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware for any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement and hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert any objection, whether as a defense or otherwise, that such Party may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum or that such suit, action or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate, or that this Agreement may not be enforced in or by such courts. To the fullest extent permitted by law, each Party agrees that a final non-appealable judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction in which a Party may be found or may have assets by suit on the judgment or in any other manner provided by applicable law, and agrees to the fullest extent permitted by law to consent to the enforcement of any such judgment and not to oppose such enforcement or to seek review on the merits of any such judgment in any such jurisdiction.

(b)      To the fullest extent permitted by law, each of the Parties hereby irrevocably consents to the service of process outside the territorial jurisdiction of such courts in any suit, action or proceeding by giving copies thereof by overnight courier to the address of such Party specified in Section 7.1 and such service of process shall be deemed effective service of process on such Party; provided, however, that the foregoing shall not limit the right of any Party to effect service of process on the other Party by any other legally available method.

(c)       TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 7.13      Counterparts; Electronic Delivery; Effectiveness; Enforceability. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by fax or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an "Electronic Delivery") shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense to the fullest extent permitted by law, except to the extent such defense relates to lack of authenticity. This Agreement shall become effective when each Party shall have received counterparts hereof signed by all of the other Parties. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Persons.

Section 7.14      Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Parties and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

Section 7.15      Interpretation.

(a)       The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.

(b)      Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties to the fullest extent permitted by law, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

[Execution page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first written above.

VITACOST.COM, INC.

By:	/s/ Jeffrey J. Horowitz
Name: Jeffrey J. Horowitz
Title: Chief Executive Officer

GREAT HILL INVESTORS, LLC

By:	/s/ Christopher S. Gaffney
Name: Christopher S. Gaffney
Title: Managing Partner

GREAT HILL EQUITY PARTNERS III, L.P.

by: Great Hill Partners GP III, L.P., its general partner
by: GHP III, LLC, its general partner

By:	/s/ Christopher S. Gaffney
Name: Christopher S. Gaffney
Title: Managing Partner

GREAT HILL EQUITY PARTNERS IV, L.P.

by: Great Hill Partners GP IV, L.P., its general partner
by: GHP IV, LLC, its general partner

By:	/s/ Christopher S. Gaffney
Name: Christopher S. Gaffney
Title: Managing Partner

[Signature Page to Stockholder Agreement]